EXHIBIT 3.4

                      NEW JERSEY DEPARTMENT OF THE TREASURY


                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                         MIKRON INSTRUMENT COMPANY, INC.

         Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4
(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is: Mikron Instrument Company, Inc. (the "Corporation").

         2. The following amendment to the Certificate of Incorporation of the Corporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 11th day of June, 2002:

                  "IT IS RESOLVED, that Article FIRST of the Corporation's certificate of incorporation is hereby amended in its entirety to read, as follows:

         FIRST: The name of the corporation is Mikron Infrared, Inc."

         3. At the time of the adoption of the amendment, (a) the only one class of the Corporation's securities that were entitled to vote thereon was the Corporation's common stock, $.003 par value; and (b) 4,288,200 shares of such common stock, all of which were entitled to vote, were outstanding.

         4. The number of shares voting for and against such amendment was, as follows:

            Number of Shares                               Number of Shares
          Voting for Amendment                        Voting Against Amendment
          --------------------                        ------------------------
                 3,436,752                                     12,616

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the 14th day of June, 2002.

                                        Mikron Instrument Company,. Inc.



                                        BY: /s/ Gerald D. Posner
                                            -----------------------------------
                                            Gerald D. Posner, President